UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2012

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas	75235-1611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, Laura H. Wright advised Southwest Airlines Co. (the “Company”) of her decision to retire from her position as Senior Vice President of Finance and Chief Financial Officer of the Company, effective September 20, 2012. Ms. Wright will remain with the Company through year-end to assist with transition.

Also on August 29, 2012, Tammy Romo was appointed as Senior Vice President of Finance and Chief Financial Officer of the Company, effective September 20, 2012. As Chief Financial Officer, Ms. Romo will retain her leadership over the Financial Planning and Analysis, and Strategic Planning functions from her current role. Ms. Romo, 50, has served as the Company’s Senior Vice President of Planning since February 2010. Ms. Romo’s previous positions with the Company include: Vice President of Financial Planning (September 2008 – February 2010); Vice President – Controller (February 2006 – August 2008); Vice President – Treasurer (September 2004 – February 2006); Senior Director of Investor Relations (March 2002 – September 2004); Director of Investor Relations (December 1994 – March 2002); Manager of Investor Relations (September 1994 – December 1994); and Manager of Financial Reporting (September 1991 – September 1994). Prior to joining the Company, Ms. Romo was an Audit Manager at Coopers & Lybrand, LLP in Dallas, Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: August 30, 2012	By:	/s/ Madeleine Johnson
	Name:	Madeleine Johnson
	Title:	Vice President General Counsel